Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-202463; 333-210583; 333-219969 and 333-223232) and F-3 (No. 333-207250 and 333-222138) of Vascular Biogenics Ltd. of our report dated March 12, 2018 relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
March 15, 2018	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited